EXHIBIT 5.5

CONSENT OF AJM PETROLEUM CONSULTANTS

We hereby consent to the use and reference to our name and reports, and the information derived from our reports evaluating certain Canadian oil and gas properties of Samson Canada, Ltd. as described or incorporated by reference in Canetic Resources Trust’s Registration Statement on Form F10, filed with the United States Securities and Exchange Commission pursuant to the Securities Exchange Act of 1933, as amended.

Yours truly,

AJM Petroleum Consultants

Signed by: “J. R. Rosales”
J. R. (Rene) Rosales, P. Eng.
Vice President

August 8, 2007
Calgary, Alberta

1400, 734 - 7 Avenue S.W. Calgary, AB Canada T2P 3P8 / phone (403) 232-6600 / fax (403) 265-0862 / www.ajma.net